EXHIBIT 10.41

   Doc#:DS3:461453.4   23-116
   Doc#:DS3:461453.4   23-116






               AMENDMENT NO. 3 TO SFC MASTER TRUST
                        POOLING AGREEMENT

          Amendment, dated as of February 24, 1997 (the "Amendment") to the Pooling Agreement, dated as of November 16, 1994, as amended (the "Pooling Agreement"), by and among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (in such capacity, the "Trustee").


                      W I T N E S S E T H :

          WHEREAS, the Company has informed the Trustee that it desires to sell those Receivables originated by the 1997
   Terminated Sellers (as defined below);

          WHEREAS, such sale would be a repurchase of receivables previously sold to the Trust by the Company;

          WHEREAS, the Trustee has agreed to accept the Company's offer to purchase such Receivables;

          WHEREAS, the parties hereto wish to amend the Pooling
   Agreement in the manner provided for in this Amendment.

          NOW, THEREFORE, the parties hereto hereby agree as follows:

          1. Defined Terms. Capitalized terms not defined herein shall have the meanings ascribed to them in the Pooling Agreement, supplemented by the Series 1994-1 Supplement, dated as of November 16, 1994, by and among the Company, the Master Servicer and the Trustee, and the Series 1997-1 Supplement, dated as of January 31, 1997, by and among the Company, the Master Servicer and the Trustee.

          2.   Amendment of the Pooling Agreement.  The Pooling
   Agreement is hereby amended as follows:

                              (a)  Article X of the Pooling
                       Agreement is hereby amended by adding
                       the following paragraph after Section
                       10.22:

                                        (i)  "10.23 Termination
                       of Certain Sellers.  In accordance with
                       Section 2.8(g) hereof, as amended by
                       Amendment No. 1 to the Pooling
                       Agreement, and the procedure set forth
                       in Section 10.1 hereof, the Trustee
                       acknowledges that as of the 1997 Seller
                       Termination Date (as defined herein),
                       Gai's Seattle French Baking Company,
                       Langendorf Baking Co. of Seattle, Inc.
                       and TBP, Inc. (formerly, The Bagel
                       Place, Inc.) (the "1997 Terminated
                       Sellers") will be terminated as Sellers
                       pursuant to Section 9.14 of the Amended
                       and Restated Receivables Sale Agreement
                       (as amended by Amendment No. 3 thereto)
                       and as Servicers under the Servicing
                       Agreement.

                       Upon the 1997 Seller Termination Date
                       and simultaneously with the payment to
                       the Trustee of the Purchase Price (as
                       defined below), the Trustee agrees to
                       sell, assign and convey to the Company
                       (without recourse, representation or
                       warranty) all right, title and interest
                       of the Trust in the Receivables
                       originated by the 1997 Terminated
                       Sellers and other Trust Assets related
                       to such Receivables originated by each
                       1997 Terminated Seller, and all proceeds thereof. Upon receipt of the Purchase Price, the Trustee shall deposit such funds in the Collection Account and shall treat them as Collections for all purposes hereunder. The Trustee shall also (i) notify the Seafirst Bank and Wells Fargo Bank, the lockbox banks, of the termination of the Lockbox Accounts (Seafirst Bank - Account No. 67605808, and Wells Fargo Bank - Account No. 4518073499), (ii) execute a Master Bill of Sale and Assignment for the Receivables of each 1997 Terminated Seller and (iii) sign and deliver to the Company for filing the necessary UCC financing statements releasing the liens against the 1997 Terminated Sellers.

                       In accordance with Section 2.8(g)
                       hereof, the Company shall be permitted
                       to assign and convey such Receivables,
                       and other Trust Assets and proceeds
                       related to such Receivables to (A)
                       United States Bakery and/or (B) any
                       affiliate of United States Bakery, in
                       exchange for the Purchase Price.  For
                       purposes of this section the "Purchase
                       Price" means with respect to each 1997
                       Terminated Seller an amount of
                       immediately available funds equal to the product of (x) the then aggregate outstanding Principal Amount of Receivables of such Seller (which is understood to be net of Charge-Offs) multiplied by (y) the most recent Discounted Percentage with respect to the Receivables of such 1997 Terminated Seller as determined in accordance with
                       Schedule 3 of the Receivables Sale
                       Agreement (the "Purchase Price").

                              (b)  Article 1 of the Pooling
                       Agreement is hereby further amended to
                       add the following definition after the
                       definition of "Mother's":

                       ""1997 Seller Termination Date" shall
                       mean February __, 1997."

          3. Conditions to Effectiveness. This Amendment shall become effective upon receipt by the Trustee of:

               (a)  The Purchase Price;

                              (b)  a counterpart hereof, duly
                  executed and delivered by each of the
                  Company, the Master Servicer, the Servicers and the Trustee;

                              (c)  a consent to this Amendment,
                  in the form of Annex A, from Capital Markets
                  Assurance Corporation, as the Enhancement
                  Provider and the Control Party for each of the Term Certificates, Series 1994-1, and VFC Certificates, Series 1997-1;

                              (d)  a secretary's certificate
                  from each of the Company and the Master
                  Servicer certifying (i) board resolutions authorizing the execution and delivery of this Amendment, (ii) the incumbency of the natural persons authorized to execute and deliver this Amendment, (iii) the charter and bylaws of the Company or the Master Servicer, as the case may be, being correct and in full force and effect and (iv) copies of "good standing" certificates issued by the Secretary of State of the State of Delaware, certifying that each of the Company and the Master Servicer, as the case may be, is in good standing and has paid all taxes due to the State of Delaware, and including as annexes thereto the certificate of incorporation of the Company or the Master Servicer, as the case may be;

                              (e)  an officer's certificate of
                  a Responsible Officer of the Company
                  certifying that this Amendment shall not adversely affect in any material respect the interests of the Series 1994-1 Term Certificateholders or the Series 1997-1 VFC Certificateholders;

                              (f)  an opinion of counsel of
                  Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Company and the Master Servicer, opining as to (i) this Amendment being authorized pursuant to the Pooling Agreement, the Series 1994-1 Supplement and the Series 1997-1 Supplement, and (ii) all conditions precedent to the execution, delivery and performance of this Amendment being satisfied in full; and

                              (g)  written confirmation from
                  each of Standard & Poor's Corporation and
                  Moody's Investors Service Inc. stating that the execution and delivery of this Amendment will not result in a reduction or withdrawal of the rating, if any, of the Term Certificates and the VFC Certificates.

                         4.   Continuing Effect of the Pooling
                  Agreement. Except as expressly amended, modified and supplemented hereby, the provisions of the Pooling Agreement are and shall remain in full force and effect.

                         5.   GOVERNING LAW.  THIS AMENDMENT
                  SHALL BE CONSTRUED IN ACCORDANCE WITH THE
                  LAWS OF THE STATE OF NEW YORK, AND THE
                  OBLIGATIONS, RIGHTS AND REMEDIES OF THE
                  PARTIES HEREUNDER SHALL BE DETERMINED IN
                  ACCORDANCE WITH SUCH LAW.

                         6.   Counterparts.  This Amendment may
                  be executed in two or more counterparts (and by different parties on separate counterparts), each of which shall be an original, but all of which together shall constitute one and the same instrument.

                         IN WITNESS WHEREOF, the parties have
                  caused this Amendment to be duly executed by their respective officers as of the day and year first above written.

                     SPECIALTY FOODS FINANCE CORPORATION


                     By: /s/Peter L. Sereda
                       Name: Peter L. Sereda
                       Title: Vice President & Treasurer

                     SPECIALTY FOODS CORPORATION, as Master
                     Servicer


                     By: /s/ Peter L. Sereda
                           Name: Peter L. Sereda
                           Title: Vice President & Treasurer

                     THE CHASE MANHATTAN BANK, as Trustee


                     By:  /s/ Dennis Kildea
                       Name: Dennis Kildea
                        Title: Trust Officer


               Annex A


                        [FORM OF CONSENT]

        Consent of Capital Markets Assurance Corporation


The Chase Manhattan Bank,
  as Trustee
450 West 33rd Street, 15th Floor
New York, New York 10001
Attention: Structured Finance Services (ABS)

Dear Sirs:

                 We refer to the Amendment, dated as of
February ___, 1997 (the "Amendment"), to the Pooling Agreement, dated as of November 16, 1994, as amended (the "Pooling Agreement"), by and among Specialty Foods Finance Corporation, a Delaware corporation (the "Company"), Specialty Foods Corporation, a Delaware corporation, as master servicer (the "Master Servicer"), and The Chase Manhattan Bank (formerly known as Chemical Bank), as trustee (in such capacity, the "Trustee"). We hereby certify that we have been given or have duly waived adequate notice pursuant to Section 10.1 of the Pooling Agreement, Section 8.5 of the Series 1994-1 Supplement, dated as of November 16, 1994, by and among the Company, the Master Servicer and the Trustee and Section 8.5 of the Series 1997-1 Supplement, dated as of January 31, 1997, by and among the Company, the Master Servicer and the Trustee.

                 We hereby consent to the execution and
delivery of the Amendment (substantially in the form previously distributed to us) by the Company, the Master Servicer and the Trustee on our behalf.

                          Sincerely,

                          CAPITAL MARKETS ASSURANCE
                          CORPORATION

                  By:
                       Name:
                       Title:
Dated:  February ____, 1997